Exhibit 107

Calculation of Filing Fee Tables

Form 424B2

(Form Type)

Blackstone Secured Lending Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Equity	Common Shares of beneficial interest, par value $0.001 per share	Rule 457(o) (1)			$333,856,898	0.00014760	$49,277.28

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities	Equity	Common Shares of beneficial interest, par value $0.001 per share	Rule 415(a)(6)			$166,143,102			N-2ASR	333-266323	July 25, 2022	$24,522.72

	Total Offering Amounts					$500,000,000		$49,277.28(2)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$49,277.28(1)(2)

(1)	Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”)
(2)

Certain of the securities being offered under this prospectus supplement represent unsold securities previously registered on the prospectus supplement filed pursuant to Rule 424(b)(2) on December 1, 2023 (the “Prior Prospectus Supplement”), and the accompanying prospectus dated July 25, 2022, pursuant to a Registration Statement on Form N-2ASR (File No. 333-266323) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission, on July 25, 2022. As of the date hereof, the maximum aggregate offering amount of the unsold securities registered pursuant to the Prior Prospectus Supplement (the “Unsold Securities”) is $166,143,102. In connection with the registration of the Unsold Securities, the registrant paid a registration fee of $24,522.72, which will be applied to the Unsold Securities that are being offered pursuant to this prospectus supplement. The registrant has terminated any offering that included the Unsold Securities under the Prior Registration Statement.